Exhibit 99.1

DEL MONTE FOODS HOLDINGS LIMITED BROTH AND STOCK BUSINESS

Special Purpose Abbreviated Financial Statements As of and For the Year Ended

April 27, 2025

and

Independent Auditors’ Report

Report of Independent Auditors

The Board of Directors of Del Monte Foods Holdings Limited

Opinion

We have audited the special purpose abbreviated financial statements of Del Monte Foods Holdings Limited Broth and Stock Business (the Company), which comprise the statement of assets acquired as of April 27, 2025, and the related statement of revenue and direct expenses for the year then ended, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the assets acquired of the Company as of April 27, 2025, and its revenue and direct operating expenses for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis of Accounting

As discussed in Note 1 the to the financial statements, the financial statements have been prepared for the purposes of complying with the rules and regulations of the U.S. Securities and Exchange Commission and are not intended to be a complete presentation of the Company’s financial position or results of operations. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

▪	Exercise professional judgment and maintain professional skepticism throughout the audit.

▪	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

▪	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

▪	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

▪	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

SyCip Gorres Velayo & Co.

/s/ SyCip Gorres Velayo & Co.

Makati City, Philippines

June 1, 2026

DEL MONTE FOODS BROTH AND STOCK BUSINESS

Statement of Assets Acquired

(Dollars in thousands)	April 27, 2025
Assets:
Inventories	$26,070
Prepayments	2,008
Intangible assets	89,320
Total assets	$117,398

See accompanying notes to special purpose abbreviated financial statements.

DEL MONTE FOODS BROTH AND STOCK BUSINESS

Statement of Revenue and Direct Operating Expenses

Year Ended
(Dollars in thousands)	April 27, 2025
Revenue	$124,901
Cost of products sold	87,142
Gross profit	37,759
Selling, distribution, and administrative expenses	12,563
Impairment loss	25,980
Operating loss	$(784)

See accompanying notes to special purpose abbreviated financial statements.

DEL MONTE FOODS BROTH AND STOCK BUSINESS

Notes to Special Purpose Abbreviated Financial Statements

April 27, 2025

(Dollars in thousands)

1. DESCRIPTION OF BUSINESS

Del Monte Foods Holdings Limited and certain of its affiliates (the “Company” or “Del Monte”) entered into an Asset Purchase Agreement (the “Agreement”) on January 15, 2026 with B&G Foods North America, Inc. (the “Buyer”), which provides for the sale of certain assets of Del Monte, pertaining to the Del Monte Foods Broth and Stock Business (the “Broth and Stock Business”). The sale closed on March 19, 2026. The transaction included broth and stock product lines sold under the College Inn and Kitchen Basics brands, certain trademarks and licensing agreements, and certain co-manufacturing agreements. The operating results for the Broth and Stock Business were primarily included in Del Monte’s Flavor and Meal Enhancer (FLAME) segment. The accompanying special purpose abbreviated financial statements for the Broth and Stock Business present the assets acquired as of April 27, 2025, and the revenue and direct expenses for the fiscal year ended April 27, 2025.

The accompanying special purpose abbreviated financial statements consist of balances and activity of the Broth and Stock Business. The special purpose abbreviated financial statements were prepared for the purpose of assisting the Buyer in complying with the rules and regulations of the Securities and Exchange Commission. These special purpose abbreviated financial statements do not necessarily reflect what the results of operations, financial position, or cash flows would have been had the Broth and Stock Business been a separate entity nor are they indicative of future results of the Broth and Stock Business.

2. SUMMARY OF ACCOUNTING POLICIES

Basis of Presentation

The accompanying special purpose abbreviated financial statements of the Broth and Stock Business have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”), and have been prepared for inclusion in the 8-K/A filing of the Buyer as required by Rule 3-05(e), “Financial statements of business acquired or to be acquired”, of the United States Securities and Exchange Commission’s (SEC) Regulation S-X. It is impracticable to prepare complete financial statements related to the Broth and Stock Business as it was not a separate legal entity of Del Monte and never operated as a stand-alone business, division or subsidiary. Del Monte has never prepared full stand-alone or full carve-out financial statements for the Broth and Stock Business and has never maintained distinct and separate accounts necessary to prepare such financial statements. The special purpose abbreviated financial statements are based upon the Agreement and relief under SEC Rule 3-05(e) as the acquisition by the Buyer meets the qualifying conditions established by the SEC to provide abbreviated financial statements in lieu of full financial statements of the acquired business.

These special purpose abbreviated financial statements have been prepared on a “carve-out” basis from the consolidated financial statements of Del Monte using the historical results of operations and assets and include allocations of income, expenses and assets from Del Monte.

The statement of revenues and direct expenses is not intended to be a complete presentation of the results of operations as if the Broth and Stock Business had operated independently during the period presented. Further, we do not represent that the results as presented are indicative of the results of operations that would have been achieved if the Broth and Stock Business had operated as a separate, stand-alone entity as of or for the period presented, nor are they indicative of the financial condition or results of operations to be expected in the future due to changes in the business and the omission of certain operating expenses as described below.

▪	Assets

Assets acquired (e.g., inventories, prepayments and intangible assets) were mainly allocated based on activity tied to a specific product identification number.

No liabilities, contingent or otherwise, were assumed by the Buyer.

▪	Revenues

Revenue associated with the transferred business is directly identifiable within the transaction perimeter based on stock keeping unit (SKU)-level sales data recorded in the Company’s ERP system. Gross sales are identified directly by SKU using invoice-level billing data. Trade spend associated with promotional programs is identified through promotion codes assigned within the product hierarchy, linking promotional activity to specific products or product categories.

Other trade spend and sales deductions, including spoilage allowances and cash discounts, are generally accumulated at the customer level rather than by SKU. Where these deductions could not be directly linked to individual SKUs, the balances were allocated proportionally based on gross sales associated with the transferred products, ensuring that these adjustments follow the revenue generated by those products.

▪	Cost of Products Sold

Cost of products sold includes product acquisition costs, logistics costs, inventory write-offs, and supply chain support costs associated with the sourcing and distribution of the transferred products. Where possible, costs are directly identified at the SKU level using procurement, shipment, or operational records. Costs that could not be directly attributed to individual products were allocated using operational drivers such as Raw Product Variety (RPV) classifications, logistics metrics, facility throughput populations, or gross sales, depending on the nature of the cost.

Inventory revaluation represents differences between actual procurement costs and standard product costs. These amounts are allocated using Raw Product Variety (RPV) classifications maintained by Plants and Procurement Finance, which group products based on procurement and sourcing characteristics. Variances are subsequently pushed down to the SKU level through the Anaplan model, ensuring cost adjustments follow the products generating the underlying sourcing and supply chain activity.

Distribution-related costs, including transfer freight and warehousing, are allocated using shipment-based logistics metrics, such as freight rates per hundredweight (CWT) and warehouse storage rates based on pallet positions assigned to SKUs. Where shipment identifiers or product references are available, these costs are assigned directly to the related SKUs.

Inventory damage and write-off costs are identified at the SKU level where possible.

▪	Selling, distribution, and administrative expenses (SD&A)

Where SD&A costs are directly associated with identifiable programs, SKUs, or shipments, they are assigned directly to those products. When the costs support multiple product groups and could not be directly linked to the transferred products, the costs were allocated based on gross sales.

Certain expenses, such as corporate and administrative costs and research and development, are not tracked or monitored in a manner that would enable the development of full financial statements. Such costs have not been allocated to the special purpose abbreviated financial statements and include general overhead costs, such as corporate human resources, accounting, legal, and other administrative services; interest income or expense; and income taxes. As such, only costs directly related to the revenue-generating activities of the Broth and Stock Business are included in this special purpose abbreviated financial statement, as permitted by Rule 3-05 of Regulation S-X. The statement of revenue and direct expenses includes allocations of certain costs directly related to revenue-generating activities as discussed in the policies below. Management believes that the allocations are reasonable.

▪	Impairment Loss

Impairment losses are identified based on specific trademark.

▪	Cash flow

As the Broth and Stock Business has historically been managed as part of the operations of the Company and has not been operated as a stand-alone entity, information about the Broth and Stock Business’ operating, investing, and financing cash flows is not available. As such, statements of cash flows are not presented in the special purpose abbreviated financial statements.

▪	Income tax

During the periods presented in the special purpose abbreviated financial statements, the operations of the Broth and Stock Business were included in the consolidated U.S. federal and state income tax returns filed by the Company. Provision for income taxes has not been presented in the special purpose abbreviated financial statements as permissible under Rule 3-05(e).

Inventories

Inventories are stated at the lower of cost or net realizable value. The cost of inventories is based on the first-in, first-out principle using a standard costing system. Cost of processed inventories comprises all costs of purchase, costs of conversion, and other costs incurred in bringing the inventories to their present location and condition. The costs of conversion include raw materials, direct labor, certain freight and warehousing costs, and indirect overhead costs.

Prepayments

Prepaid expenses represent payments made in advance of the receipt of goods or services and are recorded at cost. These amounts are expensed over the periods in which the related goods or services are received or the benefits are realized, generally within one year.

For purposes of the special purpose abbreviated financial statements, only prepaid expenses that are directly identifiable to the Broth and Stock Business and expected to be transferred to the Buyer have been included. These primarily consist of prepaid military disbursements, prepaid trade promotions, and prepaid amounts associated with the Winn-Dixie customer.

Intangible Assets

The College Inn and Kitchen Basics brands include both finite-lived and indefinite-lived assets. Finite-lived intangibles, such as customer relationships and related non-compete agreements, are recorded at cost and amortized on a straight-line basis over their estimated useful lives, beginning when the assets are placed in service. Indefinite-lived assets (trademarks) are not amortized and tested for impairment annually, or more frequently if impairment exists.

Amortization expense is recognized in the abbreviated statement of operations within cost of sales or operating expenses on a straight-line basis over the estimated useful lives of these intangible assets from the date that they are available for use.

The estimated useful lives for customer relationships and product formulations is 20 years.

Indefinite-lived intangible assets, such as certain trademarks acquired through business combinations, are not amortized but are tested for impairment annually or more frequently if indicators of impairment exist, in accordance with ASC 350, Intangibles—Goodwill & Other. Indefinite-lived intangible assets are evaluated to identify whether the indefinite life classification remains appropriate each reporting period based on relevant economic and legal factors.

Revenue Recognition

Revenue is recognized when the business transfers control over a product to a customer. Revenue is measured based on the consideration specified in the contract with a customer and excludes any amount collected on behalf of third parties.

Sales of Goods. Sales of goods pertain to the delivery of processed, packaged and labelled food products to customers which constitutes a single performance obligation. Customers generally obtain control of goods when the goods are delivered to the specified destination.

Each contract with a customer specifies minimum quantity, fixed prices and effective period and is not subject to change for the contractual period unless mutually agreed by the parties. Invoices are usually payable within 30 days from delivery.

Discounts, Trade Promotions, and Variable Amounts. Certain customers are entitled to, and in most cases avail of, cash discounts when payments are made within a defined time frame. For certain contracts, a penalty may be charged for late deliveries. Variable amounts related to these discounts and penalties are recorded using the agreed rates.

Trade promotional allowances are provided to retail and food service customers and also provides coupons to customers which are reimbursable when redeemed. Allowances and coupons are generally considered as reductions of the transaction price when the revenue is recognized for transfer of goods.

Variable amounts related to these allowances and coupons are estimated using the expected value method and included in the transaction price to the extent it is highly probable that a significant revenue reversal will not subsequently occur. Accruals for trade promotions are based on expected levels of performance. Settlement typically occurs in subsequent periods primarily through an off-invoice allowance at the time of sale or through an authorized process for deductions taken by a customer from amounts otherwise due. Evaluation of trade promotions are performed monthly, and adjustments are made where appropriate to reflect changes in the estimates. Coupon redemption costs are accrued based on estimates of redemption rates that are developed by management. Management’s estimates are based on recommendations from independent coupon redemption clearing houses as well as historical information. Should actual redemption rates vary from amounts estimated, adjustments may be required.

Sales Returns and Warranties. Customers generally do not have the right to return products other than for items that are damaged or defective. Expected replacements or credits for damaged or defective products are estimated at the time revenue is recognized based on historical experience and recorded as a refund liability when applicable. Replacements for damaged or defective products represent assurance-type warranties and do not constitute separate performance obligations. Estimated warranty costs are accrued at the time of sale and are not material to the financial statements.

Cost of Products Sold

Cost of products sold includes direct and indirect costs associated with the production and procurement of inventory, including raw materials, direct labor, manufacturing overhead, freight, and warehousing costs necessary to bring inventory to its present condition and location. Cost of products sold also includes inventory write-downs and reserves for obsolescence, as well as depreciation of production-related assets and amortization of certain intangible assets utilized in manufacturing.

Selling, Distribution, and Administrative (“SD&A”) Expenses

In general, SD&A expenses are expensed as incurred and include costs related to marketing, trade promotions, freight and logistics, variable selling and brokerage, and selling-related general and administrative activities associated with revenue-generating operations.

For purposes of the special purpose abbreviated financial statements, SD&A expenses include only those costs directly attributable to the Broth and Stock Business and exclude corporate general and administrative expenses and research and development costs.

3. USE OF ESTIMATES

The preparation of the special purpose abbreviated financial statements in conformity with the accounting principles generally accepted in the United States of America (U.S. GAAP) require management to make certain estimates and assumptions that affect the amounts reported in the special purpose abbreviated financial statements and accompanying disclosures. Actual results could differ from these estimates. Further, these financial statements include allocations and estimates that are not necessarily indicative of the costs and expenses that would have resulted if the Broth and Stock Business had been operated as a separate entity, or the future results of the Broth and Stock Business. Refer to Note 5 for further discussion of related estimates involved in the impairment assessment.

4. INVENTORIES

(in thousands)	April 27, 2025
At cost:
Raw materials	$25
Work-in-process	3,441
3,466
At net realizable value (NRV)
Finished goods	22,604
$26,070

The cost of inventories recognized at net realizable value as of April 27, 2025, was $22.7 million. The cost of inventories recognized as expense during the year was $87.1 million.

Source of estimation uncertainty

Allowance for inventory obsolescence and NRV

An allowance for inventory obsolescence is recognized when inventory items are specifically identified as obsolete, have remained unsold for a certain period, or have otherwise experienced a decline in selling prices. Obsolescence is based on the physical and internal condition of inventory items. Obsolescence is also established when inventory items are no longer marketable. Obsolete goods, when identified, are written off. In addition to an allowance for specifically identified obsolete inventory, an estimation is made on a group basis based on the age of the inventory items. The condition of its inventory is reviewed on a regular basis.

Estimates of NRV are based on the most reliable evidence available at the time the estimates are made and reflect management’s assessment of the value at which inventories are expected to be realized. These estimates take into consideration fluctuations of price or cost directly relating to events occurring after the reporting date, to the extent that such events confirm conditions existing at the reporting date. Reviews are performed for product movement, changes in customer demand, and introduction of new products, to identify inventories which should be written down to its net realizable value, based on age, location, and standard business unit. The write-down of inventories is reviewed periodically. An increase in write-down of inventories would increase the recorded cost of sales and decrease current assets. In accordance with ASC 330, Inventory, subsequent recoveries of previously recognized write-downs are not reversed.

5. INTANGIBLE ASSETS

(in thousands)	Indefinite life trademarks	Customer relationships and product formulations	Total
Cost
At April 29, 2024	$104,320	19,847	124,167
Impairment	(25,980)	‒	(25,980)
At April 27, 2025	$78,340	19,847	98,187

Accumulated amortization
At April 29, 2024	‒	7,756	7,756
Amortization	‒	1,111	1,111
At April 27, 2025	‒	8,867	8,867

Carrying Amount
At April 27, 2025	$78,340	10,980	89,320

Indefinite-lived trademarks

The indefinite life trademarks arose from the acquisition of the “College Inn” trademark in the United States, Australia, Canada and Mexico markets and the acquisition of “Kitchen Basics” trademark in the United States and Canada. Management has designated these assets as having indefinite useful lives as the Company has exclusive access to the use of these trademarks on a royalty free basis and based on all relevant factors, there is no foreseeable limit to the period over which the assets are expected to generate cash inflows for the entity.

Changes in the carrying value of indefinite-lived trademarks were

(in thousands)	As of April 27, 2025
	College Inn	Kitchen Basics	Total
Balance at April 29, 2024	$40,000	$64,320	$104,320
Impairment losses	‒	(25,980)	(25,980)
Balance at April 27, 2025	$40,000	$38,340	$78,340

Customer relationships and Product Formulations

Customer relationships relate to the network of customers with established relationship through contracts. These are finite-lived intangible assets subject to amortization and impairment testing under ASC 350-30 and ASC 360.

The following table summarizes the gross carrying value, accumulated amortization, and net carrying value of amortizable customer relationships as of April 27, 2025, in accordance with ASC 350-30-50-2(a):

(In thousands)	Gross Carrying Value	Accumulated Amortization	Impairment	Net Carrying Value
Customer Relationships
College Inn	$11,406	(7,707)	‒	3,699
Kitchen Basics	5,012	(689)	‒	4,323
Product Formulations
Kitchen Basics	3,429	(471)	‒	2,958
Total	$19,847	(8,867)	‒	10,980

The following table presents the remaining amortization period for each customer relationship as of April 27, 2025:

Amortizable Customer Relationships	Remaining Amortization Period (Years)
Customer Relationships – Consumer Products	8.8
Customer Relationships - Kitchen Basics	17.3
Product Formulations - Kitchen Basics	17.3

As finite-lived intangible assets, these customer relationships are amortized over their estimated useful lives using a straight-line method in accordance with ASC 350-30. For fiscal year ended April 27, 2025, the finite-lived customer relationships amortization expense was $1.1 million.

The estimated amortization expense for each of the next five fiscal years is $5.5 million, with the remaining $5.4 million occurring thereafter.

(Dollars in thousands)	Remaining Amortization
2026	$1,111
2027	1,111
2028	1,111
2029	1,111
2030	1,111
Thereafter	5,425
Amortization expense – finite-lived intangibles	$10,980

Impairment considerations

Indefinite-lived intangible assets are tested for impairment at least annually by comparing their estimated fair values to their respective carrying values. Under U.S. GAAP, indefinite-lived intangible assets are tested individually in accordance with ASC 350. If the carrying amount exceeds fair value, an impairment loss is recognized. Fair value is measured using valuation techniques consistent with the income and market approaches under ASC 820. Finite-lived intangible assets are reviewed for impairment when events or changes in circumstances indicate that their carrying amounts may not be recoverable, in accordance with ASC 360. Such events or circumstances may include, among others, a significant decline in market value, significant adverse change to which the asset is being used, significant adverse change in legal factors that could affect the value, or an expectation that the asset will be disposed of before the end of its previously estimated useful life.

When indicators of impairment are present, a two-step process of testing for recoverability and measuring the impairment loss is performed by comparing the carrying amount of the asset to the estimated undiscounted future cash flows expected to result from its use and eventual disposition. If the carrying amount exceeds the undiscounted cash flows, an impairment loss is recognized for the amount by which the carrying amount exceeds the asset's fair value.

Impairment charges related to indefinite-lived intangible assets during the year ended April 27, 2025 are as follows:

(in thousands)	April 27, 2025
College Inn	$40,000
Kitchen Basics	64,320
104,320
Impairment loss	(25,980)
Balance at April 27, 2025	$78,340

With regards to finite-lived intangible assets, the Company's estimates of future cash flows of the Broth and Stock Business indicate that the related long-lived intangible assets are recoverable.

Sources of estimation uncertainty

Estimating impairment of indefinite life intangible assets

An income approach is used to determine the impairment of indefinite life intangible assets. An income approach estimates fair value of these assets based on the forecasts of the expected future cash flows attributable to the respective assets. Significant estimates and assumptions inherent in the valuations reflect a consideration of other marketplace participants and include the amount and timing of future cashflows (including expected growth rates and profitability). Significant judgment by management is required to estimate the impact of macroeconomic and other factors on future cashflows. Estimates utilized in the projected cash flows include consideration of macroeconomic conditions, overall category growth rates, competitive activities, cost containment and margin expansion, Company business plans, relative market position and the discount rate applied to the cash flows. Unanticipated market or macroeconomic events and circumstances may occur, which could affect the accuracy or validity of the estimates and assumptions. Estimating fair value requires the Company to project future cash flows for each indefinite-lived asset and apply a discount rate reflecting market-participant assumptions about risk and return. Actual cash flows will differ from these estimates as a result of differences between assumptions used and actual operations.

With regards to finite-lived intangible assets, the Company's estimates of future cash flows of the Broth and Stock Business indicate that the related long-lived intangible assets are recoverable.

Fair value measurements use valuation techniques consistent with the income approach under ASC 820. Changes in discount rates, long-term margins or growth rates could significantly affect the outcome of the impairment assessment.

The fair value measurements for indefinite life intangible assets are classified within Level 3 of the fair-value hierarchy as such measurements incorporate inputs that are not directly observable. These values are determined based on estimates of assumptions that market participants would use in pricing the asset.

Estimating useful lives of customer relationships

The Company estimates the useful lives of its customer relationships and based on the period over which the assets are expected to be available for use. The estimated useful lives of the customer relationships are reviewed periodically and are updated if expectations differ from previous estimates due to legal or other limits on the use of the assets. A reduction in the estimated useful lives of customer relationships would increase recorded amortization expense and decrease total assets.

6. REVENUE

Disaggregation of Revenue

(in thousands)	April 27, 2025
College Inn	$76,491
Kitchen Basics	48,410
$124,901

7. SUBSEQUENT EVENTS

Subsequent events have been evaluated through June 1, 2026, the date these special purpose abbreviated financial statements were available for issuance.